POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE

SECTION 1

Excluding:

(A) All business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

(B) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring Property whether on a countrywide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION 2

It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:

     Industrial Risk Insurers (successor to Factory Insurance Association and Oil Insurance Association); Associated Factory Mutuals; Improved Risk Mutuals.

     Any Pool, Association or Syndicate formed for the purpose of writing Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs.

     United States Aircraft Insurance Group, Canadian Aircraft Insurance Group, Associated Aviation Underwriters, American Aviation Underwriters.

Section 2 does not apply:

(A) Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.

(B) To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a blanket basis.

(C) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section 2 (A).

(D) To risks as follows: Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builders Risks on the classes of risks specified in this sub-section (D) only.

SECTION 3

Nevertheless the Reinsurers specifically agree that liability accruing to the Company from its/their participation in residual market mechanisms including but not limited to,

     (A)  The following so-called "Coastal Pools"

          Alabama Insurance Underwriting Association
          Florida Windstorm Underwriting Association (FWUA)
          Louisiana Insurance Underwriting Association
          Mississippi Windstorm Underwriting Association
          North Carolina Insurance Underwriting Association
          South Carolina Windstorm and Hail Underwriting Association Texas Catastrophe Property Insurance Association,

     (B) All "Fair Plan" and/or "Rural Risk Plan" business and

     (C) Florida Property and Casualty Joint Underwriting Association (FPCJUA) and Residential Property and Casualty Joint Underwriting Association (RPCJUA),

for all perils otherwise protected hereunder shall not be excluded herefrom, except however that this reinsurance does not include any increase in such liability resulting from:

     (D) The inability of any other participant in such residual market mechanisms to meet its liability.

     (E) Any claim against such residual market mechanisms, or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Funds Exclusion Clause incorporated in this Agreement).

SECTION 4

Notwithstanding Section 3 above, in respect of the FWUA, FPCJUA and RPCJUA, where an assessment is made against the Company by the FWUA, the FPCJUA, the RPCJUA, or any combination thereof, the maximum loss that the Company may include in the Ultimate Net Loss in respect of any Loss Occurrence hereunder shall not exceed the lesser of:

1. The Company's assessment from the relevant entity (FWUA, FPCJUA and/or RPCJUA) for the accounting year in which the Loss Occurrence commenced, or

2.   The product of the following:

   a) The Company's percentage participation in the relevant entity for the accounting year in which the Loss Occurrence commenced; and

   b)     The relevant entity's total losses in such Loss Occurrence.

Any assessments for accounting years subsequent to that in which the Loss Occurrence commenced may not be included in the Ultimate Net Loss hereunder. Moreover, notwithstanding Section 3 above, in respect of the FWUA, the FPCJUA and/or the RPCJUA, the Ultimate Net Loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of the FWUA, the FPCJUA and/or the RPCJUA.

For the purposes of this Contract, the Company may not include in the Ultimate Net Loss any assessment or any percentage assessment levied by the FWUA, the FPCJUA and/or the RPCJUA to meet the obligations of an insolvent insurer member or other party, or to meet any obligations arising from the deferment by the FWUA, FPCJUA and/or RPCJUA of the collection of monies.

NOTE: Wherever used herein, the term "Company" shall be understood to mean "Reinsured," "Reassured" or whatever other term is used in the attached Agreement to designate the reinsured company. The term "Agreement" shall be understood to mean "Contract," "Policy" or whatever other term is used to designate the attached reinsurance document. The term "Reinsurers" shall be understood to mean "Reinsurers," "Underwriters" or whatever other term is used in the attached Agreement to designate the reinsurer or reinsurers.

   NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.

   1. This Contract does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

   2. Without in any way restricting the operation of paragraph (1) of this Clause, this Contract does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any i n s u rance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

       I. Nuclear reactor power plants including all auxiliary property on the site, or

       II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

       III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

       IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

   3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Contract does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

   (a) where the Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

   (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

   4.  Without  in any way restricting the operations of paragraphs (1), (2) and
(3) hereof, this Contract does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

   5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

   6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

   7.  The Reassured to be sole judge of what constitutes:

   (a)    substantial quantities, and

   (b)    the extent of installation, plant or site.

Note. Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

   (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply,

   (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                     PHYSICAL DAMAGE - REINSURANCE - CANADA

   1. This Agreement does not cover any loss or liability accruing to the Company directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

   2. Without in any way restricting the operation of paragraph 1 of this clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any i n s u rance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

       (a) nuclear reactor power plants including all auxiliary property on the site, or

       (b) any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

       (c) installations for fabricating complete fuel elements or for p r o c e s sing substantial quantities of prescribed substances, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

       (d)     installations   other  than  those  listed  in  (c)  above  using
substantial quantities of radioactive isotopes or other products of nuclear fission.

   3. Without in any way restricting the operation of paragraphs 1 and 2 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3 shall not operate:

       (a) where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

       (b) where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

   4. Without in any way restricting the operation of paragraphs 1, 2 and 3 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

   5. This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

   6. The term "prescribed substances" shall have the meaning given to it by the Atomic Energy Control Act R.S.C. 1985 (c), A-16 or by any law amendatory thereof.

   7.  Company to be sole judge of what constitutes:
       (a)     substantial quantities, and

       (b)     the extent of installation, plant or site.

   8. Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer caused:

       (a) by any nuclear incident as defined in the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightening or explosion of natural, coal or manufactured gas;
       (b)     by contamination by radioactive material.

Note: Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, paragraph 8 of this clause shall only apply to all original contracts of the Company whether new, renewal or replacement which become effective on or after December 31, 1992.

                NORTH AMERICAN WAR EXCLUSION CLAUSE (REINSURANCE)

As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, i n v asion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

This War Exclusion Clause shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union, the District of Columbia, and including bridges between the U.S.A. and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under policies, endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

                                  LOSS FUNDING

This clause is only applicable to those Reinsurers who cannot qualify for credit by the State having jurisdiction over the Company's loss reserves.

As regards policies or bonds issued by the Company coming within the scope of this Agreement, the Company agrees that when it shall file with the insurance department or set up on its books reserves for losses covered hereunder which it shall be required to set up by law it will forward to the Reinsurer a statement showing the proportion of such loss reserves which is applicable to them.

The Reinsurer hereby agrees that it will apply for and secure delivery to the Company a clean irrevocable and unconditional Letter of Credit issued by a bank chosen by the Reinsurer and acceptable to the appropriate insurance authorities, in an amount equal to the Reinsurer's proportion of the loss reserves in respect of known outstanding losses that have been reported to the Reinsurer and allocated loss expenses relating thereto as shown in the statement prepared by the Company. Under no circumstances shall any amount relating to reserves in respect of losses or loss expenses Incurred But Not Reported be included in the amount of the Letter of Credit.

The Letter of Credit shall be "Evergreen" and shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30) days prior to any expiration date, the bank shall notify the Company by certified or registered mail that it elects not to consider the Letter of Credit extended for any additional period.

The Company, or its successors in interest, undertakes to use and apply any amounts which it may draw upon such Credit pursuant to the terms of the Agreement under which the Letter of Credit is held, and for the following purposes only:

   (a) To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any liability for loss reinsured by this Agreement, the payment of which has been agreed by the Reinsurer and which has not otherwise been paid.

   (b) To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Agreement.

   (c) In the event of expiration of the Letter of Credit as provided for above, to establish deposit of the Reinsurer's share of known and reported outstanding losses and allocated expenses relating thereto under this Agreement. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon shall accrue to the benefit of the Reinsurer. It is understood and agreed that this procedure will be implemented only in exceptional circumstances and that, if it is implemented, the Company will ensure that a rate of interest is obtained for the Reinsurers on such a deposit account that is at least equal to the rate which would be paid by Citibank N.A. in New York, and further that the Company will account to the Reinsurers on an annual basis for all interest accruing on the cash deposit account for the benefit of the Reinsurer.

The bank chosen for the issuance of the Letter of Credit shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

At annual intervals, or more frequently as agreed but never more frequently than semiannually, the Company shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurer's share of known and reported outstanding losses and allocated expenses relating thereto. If the statement shows that the Reinsurer's share of such losses and allocated loss expenses exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference. If, however, the statement shows that the Reinsurer's share of known and reported outstanding losses plus allocated loss expenses relating thereto is less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

NOTE: Wherever used herein the terms:

"Company" shall be understood to mean "Company," "Reinsured," "Reassured" or whatever other term is used in the attached reinsurance agreement to designate the reinsured company. "Agreement" shall be understood to mean "Contract," "Agreement," "Policy" or whatever other term is used to designate the attached reinsurance document. "State" shall be understood to mean the state, province or Federal authority having jurisdiction over the Company's loss reserves.

                                 SERVICE OF SUIT


This Clause applies only to a reinsurer domiciled outside the United States of America or should the Company be authorized to do business in the State of New York, a reinsurer unauthorized in New York as respects suits instituted in New York.

It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Clause constitutes or should be understood to constitute a waiver of the Reinsurer's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States district court or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

It is further agreed that service of process in such suit may be made upon Messrs. Mendes & Mount, 750 Seventh Avenue, New York, New York 10019-6829 and that in any suit instituted against the Reinsurer upon this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the superintendent, commissioner or director of insurance or other officer specified for that purpose in the statute or his successor or successors in office as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

Note:     Wherever used herein the terms:

"Company" shall be understood to mean "Company," "Reinsured," "Reassured" or whatever other term is used in the attached reinsurance Agreement to designate the reinsured company. "Agreement" shall be understood to mean "Contract," "Agreement," "Policy" or whatever other term is used to designate the attached reinsurance document.

                                INSOLVENCY CLAUSE


In the event of the insolvency of the Company, reinsurance under this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company under Policy or Policies reinsured without diminution because of the insolvency of the Company, to the Company or to its liquidator, receiver, or statutory successor except as provided by Section 4118(a) of the New York Insurance Law or except when the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company and when the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding when such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

When two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Company.

Should the Company go into liquidation or should a receiver be appointed, the Reinsurer shall be entitled to deduct from any sums which may be due or may become due to the Company under this reinsurance Agreement any sums which are due to the Reinsurer by the Company under this reinsurance Agreement and which are payable at a fixed or stated date as well as any other sums due the Reinsurer which are permitted to be offset under applicable law.


Note:     Wherever used herein the terms:

"Company" shall be understood to mean "Company," "Reinsured," "Reassured" or whatever other term is used in the attached reinsurance Agreement to designate the reinsured Company. "Agreement" shall be understood to mean "Contract," "Agreement," "Policy" or whatever other term is used to designate the attached reinsurance document.

                               ARBITRATION CLAUSE


As a condition precedent to any right of action hereunder, any irreconcilable dispute between the parties to this Agreement will be submitted for decision to a board of arbitration composed of two arbitrators and an umpire.

Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen.

The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies, or Underwriters at Lloyd's, London, not under the control or management of either party to this Agreement. Each party shall appoint its arbitrator and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within four weeks after being requested to do so by the claimant, the latter shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within four weeks after their nominations, each of them shall name three, of whom the other shall decline two, and the decision shall be made by drawing lots.

The claimant shall submit its initial brief within 45 days from appointment of the umpire. The respondent shall submit its brief within 45 days thereafter and the claimant may submit a reply brief within 30 days after filing of the respondent's brief.

The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within 60 days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

Note: Wherever used herein, the term "Company" shall be understood to mean "Reinsured," "Reassured" or whatever other term is used in the attached Agreement to designate the reinsured company. The term "Agreement" shall be understood to mean "Contract," "Policy" or whatever other term is used to designate the attached reinsurance document.